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                                                                   EXHIBIT 10.15



                      CONVERTIBLE SECURED PROMISSORY NOTE


$1,000,000                                               Los Angeles, California
                                                                   June 24, 1997


          FOR VALUE RECEIVED, the undersigned, COTTON VALLEY RESOURCES CORPORATION (hereinafter referred to as "Borrower"), promise(s) to pay to the order of LIVIAKIS FINANCIAL COMMUNICATIONS, INC. ("Lender"), at 2420 "K" Street, Suite 220, Sacramento, California 95816, or at any other place that may be designated in writing by Lender, on or before the Maturity Date (hereinafter defined), the sum of One Million Dollars ($1,000,000) or so much thereof as may have been advanced hereunder, whichever is lesser, with interest thereon at the rate of nine percent (9%) per annum until paid in full. All sums are due and payable in lawful money of the United States of America.

     1. Security. This Secured Promissory Note (the "Note") will be, and upon execution hereof is, secured by a Security Agreement, of even date herewith.

     2.  Payments.   Each payment under this Note shall be credited first to
any and all costs and expenses to enforce this Note, then to interest then due and the remainder to the reasonably unpaid principal.

     3. Prepayment. Borrower shall have the right to make payments at any time and from time to time without penalty or premium, to be applied to all or any portion of the balance due under this Note.

     4. Maturity Date. The Maturity Date for this Note, when the outstanding principal balance and all interest accrued thereon shall be due and payable, is October 24, 1997, unless extended at the instance and request of Borrower as herein after set forth. In the event Borrower fails to close and receive the resulting funds from a private placement of Borrower's equity securities in the amount of $1,000,000 or more prior to October 24, 1997, Borrower, upon written notice to Lender, may extend the Maturity date to November 24, 1997.

     5.  Advances.  Upon the execution hereof, Lender shall immediately loan and advance to Borrower by wire transfer the amount of $579,000.00. Subsequently, during the term of this Note and at the request of Borrower, Lender, without being obligated to approve such request, may loan and advance to Borrower an additional amount or amounts which in the aggregate shall not exceed $421,000.00.
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     6.  Waivers.  Borrower waives diligence, presentment and protest, and also waives notice of protest, dishonor and nonpayment of this Note and expressly agrees that this Note or any payment due hereunder may be extended from time to time, and consents to the acceptance of further security or release of any security for this Note, all without in any way affecting Borrower's liability under this Note, even if Borrower is not a party to such agreement.

     7. Costs and Expenses. In addition to all other sums due hereunder, Borrower shall be obligated to pay:

         (a) All costs and expenses of collection, including, without limitation, reasonable attorneys' fees, if this Note or any other instrument, agreement, or document executed in connection with, or securing, Lender's payment of this Note is placed in the hands of an agent for collection or enforcement and such collection or enforcement is commenced without legal proceeding; and

         (b) All costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in connection with any bankruptcy, insolvency, or reorganization proceeding or receivership involving Borrower including, without limitation, reasonable attorneys' fees incurred in making any appearance in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

     8. Maximum Rate. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of this Note at a rate which could subject Lender either to civil or criminal penalty as a result of interest being in excess of the maximum rate which Borrower is permitted by law to contract or agree to pay. If, by the terms of this Note, Borrower at any time is required or obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to the maximum rate and interest payable hereunder shall be computed at the maximum rate and any prior interest payments made in excess of the maximum rate shall be applied and shall be deemed to have been payment made in reduction of the principal balance of this Note.

     9. Unconditional Obligation. Borrower acknowledges that this Note and Borrower's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Borrower under this Note or the obligations of any other person or party relating to this Note.


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         10.     Compliance with Covenants. Borrower shall perform and comply with each of the covenants, conditions, provisions, and agreements contained in every agreement or instruments now evidencing or securing the indebtedness represented by this Note.

         11. Conversion. This Note shall be convertible into Common Stock of Borrower as follows:

                  (a) Subject to and upon compliance with the provisions of this Section 11, Lender shall have the right at his option, at any time or from time to time during the term of this Note, to convert all or any part of this
Note into shares of Common Stock of Borrower. The number of shares issuable upon conversion of all or part of this Note shall be determined by dividing the principal and accrued but unpaid interest to be converted by the then applicable Conversion Price. The Conversion Price shall be One Dollar and Sixty-Six and 2/3 Cents (US$1.66 2/3), subject to adjustment as provided herein.

                  (b)     Lender may exercise the conversion right specified in
Section 11(a) by delivering to Borrower a written notice, specifying the amount of the Note to be converted and providing representations regarding compliance with applicable securities laws and regulations. Conversion shall be deemed to have been effected on the date when such written notice of an election to convert is received by Borrower, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, Borrower shall issue and deliver to or upon the written order of Lender a certificate or certificates for the number of full shares of Common Stock to which Lender is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 11(c) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of this Note, the amount of any such conversion shall be deemed a principal payment hereon. Upon conversion of all of this Note, the Note shall be marked "PAID" and returned to Borrower, and Lender shall release any and all collateral securing this Note.

                  (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of any portion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any portion of this Note, Borrower shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Price.

                  (d) The number of shares of Common Stock issuable upon conversion of this Note shall be subject to adjustment from time to time as follows:



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                 (i)      Stock Splits, Stock-Combinations and Certain Stock
         Dividends. If Borrower shall at any time subdivide or combine its outstanding shares of Common Stock, or declare a dividend in Common Stock or other securities of Borrower convertible into or exchangeable for Common Stock, this Note shall, after such subdivision or combination or after the record date for such dividend, be convertible for that number of shares of Common Stock and other securities of Borrower that the Lender would have owned immediately after such event with respect to the Common Stock and other securities into which this Note may have been converted immediately before such event had this Note been converted immediately before such event. Any adjustment under this Section 11(d) shall become effective at the close of business on the date the subdivision, combination or dividend becomes effective.

                 (ii) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of Borrower (or any other corporation the stock or other securities of which are at the time receivable upon conversion of this Note) or in case Borrower (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Common Stock or other securities receivable upon conversion of this Note are converted into other stock or securities of the same or another corporation, then and in each such case, Lender, upon exercise of the conversion right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall for the same Conversion Price be entitled to receive, in lieu of the Shares or other securities to which such Lender would have been entitled had he exercised the conversion right immediately prior thereto, such stock and securities which Lender would have owned immediately after such event with respect to the Common Stock and other securities for which this Note may have been converted immediately before such event had this Note been converted immediately prior to such event.

         In each case of an adjustment in the Common Stock or other securities receivable upon the conversion of this Note, Borrower shall promptly notify Lender of such adjustment. Such notice shall set forth in reasonable detail the facts upon which such adjustment is based.

         12. Dispute Resolution. Texas law shall govern the construction, interpretation, validity and enforcement of this Note. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Note, or because of an alleged dispute, breach, default or misrepresentation, in connection with or related to this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it may be entitled. As used in this Note, the "prevailing



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party" is the person awarded greater relief in the action, arbitration or proceeding. This paragraph is and is intended to be severable from the remaining provisions of this Note, and shall survive any judgment awarded under this Note and shall not be merged into any such judgment.

         13.     Miscellaneous.

                 (a) All notices, requests, demands, and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be deemed to be duly given (i) on the day of service personally on the party to whom directed, (ii) seventy-two (72) hours after mailing by first-class mail, registered or certified postage prepaid and properly addressed to the party at its principal place of business or (iii) the next business day after facsimile transmittal, so long as confirmed by sending the original of same by first-class mail or courier service not later than seventy-two (72) hours thereafter. Addresses for service as set forth above are as follows:

                 If to Borrower:

                          Cotton Valley Resources Corporation
                          8350 North Central Expressway
                          Suite M2030
                          Dallas, Texas 75206

                 If to Lender:

                          Liviakis Financial Communications, Inc.
                          2420 "K" Street
                          Suite 220
                          Sacramento, California 95816

From time to time, any person named above may change his address for notice by informing the other persons of the change in the manner provided hereunder.

                 (b) Except as set forth in the Security Agreement, time and strict and punctual performance are of the essence with respect to each provision of this Note.

                 (c) This Note is binding upon and to the benefit of the heirs, successors-in-interest and assigns of Borrower and Lender.

                 (d) This Note, together with the Security Agreement and that certain Certificate for Common Stock Purchase Warrants of even date herewith, sets forth the entire agreement between the parties, fully superseding any and all prior agreements or



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understandings between them pertaining to the subject matter hereof.  No amendment, change, modification or variance to or from the terms and conditions set forth in this Note shall be binding unless it is set forth in a writing and duly executed by Borrower.

                 (e) No waiver of any default under this Note shall be effective unless the waiver is evidenced by a writing duly executed by Lender. No such waiver shall constitute a continuing waiver of the same or any other default or provision of this Note or render unnecessary Lender's consent to or approval of any other act or subsequent act.

                 (f) If any portion of this Note is declared invalid, illegal, or unenforceable by any court of competent jurisdiction, such portion of this Note shall be deemed severed from this Note and the remaining portions shall continue in full force and effect.

                 (g) In the event of the loss, theft, or destruction of this Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Note immediately prior to its loss, theft, or destruction, or in the event of the mutilation of this Note, upon Lender's surrender to Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in the form and content identical to this Note in lieu of the lost, stolen, destroyed, or mutilated Note.

     IN WITNESS WHEREOF, Borrower has executed this Note on the date set forth above.

"Borrower"

COTTON VALLEY RESOURCES CORPORATION



By: /s/ E. A. SOLTERO
    -----------------------
Name:   E. A. Soltero
Title:  CEO


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